UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 11, 2009
United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E. Atlanta, Georgia (Address of principal executive offices)	30328 (Zip Code)
Registrant’s telephone number, including area code: (404) 828-6000
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On February 11, 2009, United Parcel Service, Inc. (the “Company”) announced that Ben Verwaayen, a director since March 2005, will not stand for re-election when his term expires at the annual meeting of shareowners in May 2009.
(d) On February 11, 2009, the Board of Directors of the Company elected William R. Johnson, the chairman, president and Chief Executive Officer of the H.J. Heinz Co., to serve as an independent director of the Company. Mr. Johnson was appointed to serve on the Nominating and Corporate Governance Committee. He will stand for election at the annual meeting of shareowners in May 2009.
     Mr. Johnson’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors. Other than the standard compensation arrangements, there are no arrangements or understandings between Mr. Johnson and any other person pursuant to which he was appointed as a director. Mr. Johnson is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date: February 16, 2009	By:	/s/ Kurt P. Kuehn
		Name:	Kurt P. Kuehn
		Title:	Senior Vice President, Chief Financial Officer and Treasurer